Exhibit 99.1

Schnitzer Reports First Quarter 2018 Financial Results

Strongest First Quarter Earnings Per Share Since Fiscal 2011

Significant Year-Over-Year Performance Improvements Driven by Higher Volumes and Margins

PORTLAND, Ore.--(BUSINESS WIRE)--January 9, 2018--Schnitzer Steel Industries, Inc. (Nasdaq: SCHN) today reported results for its first quarter of fiscal 2018 ended November 30, 2017. The Company reported earnings per share from continuing operations of $0.64 and adjusted earnings per share of $0.63, both of which include an adverse impact of $0.14 per share related to a legacy environmental liability of $4 million. These results compare to fourth quarter fiscal 2017 earnings per share from continuing operations of $0.65 and adjusted earnings per share of $0.63, and the prior year first quarter loss per share from continuing operations of $0.05 and adjusted loss per share of $0.03. For a reconciliation of the adjusted results to U.S. GAAP, see the Non-GAAP Financial Measures provided after the financial statements in this document.

Auto and Metals Recycling (AMR) achieved its best first quarter performance since fiscal 2011 with operating income of $35 million, or operating income per ferrous ton of $44, both of which are more than double the results of the first quarter of fiscal 2017. AMR’s higher year-over-year operating income and operating income per ferrous ton reflect the benefits of operating leverage from 11% higher ferrous sales volumes and expanded metal margins as well as higher average net selling prices and contributions from sustained productivity improvements.

Cascade Steel and Scrap (CSS) delivered first quarter operating income of $8 million representing a significant improvement from the prior year first quarter operating loss of $3 million which included an adverse impact of approximately $2.5 million from downtime associated with a major equipment upgrade. CSS’s improved operating performance was driven primarily by higher finished steel sales volumes and metal spreads and also benefited from lower levels of rebar steel imports, increased selling prices driven by higher raw material costs, and productivity improvements from the recent integration of our steel manufacturing and Oregon metal recycling operations.

Consolidated financial performance in the first quarter included Corporate expense of approximately $17 million, an increase of $8 million compared to the prior year first quarter primarily due to the recognition of the legacy environmental liability and higher incentive compensation accruals from improved operating performance.

“In the first quarter of fiscal 2018, we delivered our strongest first quarter performance since fiscal 2011. AMR’s operating income per ferrous ton exceeded $40, a level last reached during fiscal 2011 when both volumes and scrap prices were significantly higher than today. This performance demonstrates our continuous focus on increasing productivity and efficiency in our core operations which, combined with the success of our commercial initiatives to grow volumes, allowed us to take full advantage of the stronger market conditions,” commented Tamara Lundgren, President and Chief Executive Officer. “Our Cascade Steel and Scrap business also achieved significantly improved performance compared to the prior year first quarter, with operating margin expansion driven by higher volumes, reduced pressure from low-priced rebar imports, and continuing productivity improvements.”

Summary Results
($ in millions, except per share amounts)
	Quarter
	1Q18	1Q17	Change	4Q17	Change
Revenues	$483	$334	45%	$494	(2)%

Operating income	$26	$1	NM	$22	20%
Other asset impairment charges (recoveries), net	—	—	NM	—	NM
Restructuring charges and other exit-related activities	—	—	NM	—	NM
Recoveries related to the resale or modification of previously contracted shipments	—	—	NM	—	NM
Adjusted operating income(1)	$26	$1	NM	$22	20%

Net income (loss) attributable to SSI	$18	$(1)	NM	$18	1%

Net income (loss) from continuing operations attributable to SSI	$18	$(1)	NM	$18	—%

Adjusted net income (loss) from continuing operations attributable to SSI(1)	$18	$(1)	NM	$18	1%

Diluted earnings (loss) per share attributable to SSI	$0.64	$(0.05)	NM	$0.64	—%

Diluted earnings (loss) per share from continuing operations attributable to SSI	$0.64	$(0.05)	NM	$0.65	(1)%

Adjusted diluted earnings (loss) per share from continuing operations attributable to SSI(1)	$0.63	$(0.03)	NM	$0.63	—%

(1) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
NM = Not Meaningful

Auto and Metals Recycling

Summary of Auto and Metals Recycling Results
($ in millions, except selling prices and data per ton; Fe volumes 000s long tons; NFe volumes Ms lbs)
	Quarter
	1Q18	1Q17	Change	4Q17	Change
Total revenues	$398	$272	46%	$393	1%

Ferrous revenues	$255	$157	62%	$249	2%
Ferrous volumes	797	717	11%	864	(8)%
Avg. net ferrous sales prices ($/LT)(1)	$292	$194	51%	$262	11%

Nonferrous revenues	$110	$84	31%	$112	(1)%
Nonferrous volumes(2)	129	126	3%	150	(14)%
Avg. net nonferrous sales prices ($/lb)(1)(2)	$0.73	$0.58	26%	$0.64	14%

Cars purchased for retail (000s)	108	94	15%	113	(4)%

Operating income(3)	$35	$13	179%	$24	47%
Operating income per Fe ton	$44	$18	151%	$28	59%

Adjusted operating income(4)	$35	$12	179%	$24	42%
Adjusted operating income per Fe ton	$44	$17	151%	$28	54%

(1) Sales prices are shown net of freight.
(2) Excludes platinum group metals (PGMs) in catalytic converters.
(3) Operating income does not include the impact of restructuring charges and other exit-related activities.
(4) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.

Volumes: Ferrous sales volumes in the first quarter increased 11% compared to the prior year first quarter, and decreased 8% sequentially driven primarily by seasonal impacts on demand. Nonferrous sales volumes were 3% higher compared to the prior year first quarter, benefiting from higher production, while decreasing 14% sequentially primarily due to seasonality.

Export customers accounted for 70% of total ferrous sales volumes. Our products, including ferrous, nonferrous and recycled auto parts, were shipped to 18 countries in the first quarter of fiscal 2018, with Turkey, Bangladesh and Thailand the top export destinations for ferrous shipments.

Pricing: Average ferrous net selling prices increased $98 per ton, or 51%, compared to the prior year first quarter, reflecting stronger market conditions, and were up $30 per ton, or 11%, sequentially. Average nonferrous net selling prices increased 26% compared to the prior year quarter, and 14% sequentially, reflecting the stronger markets.

Margins: Operating income of $35 million increased $11 million, or 47%, sequentially, and operating income per ferrous ton of $44 increased 59% sequentially, both of which were more than double the prior year first quarter. The improved operating income was driven by stronger market conditions including metal margin expansion from higher priced shipments, increased supply flows, initiatives focused on broadening our supplier base, and sustained benefits from our productivity initiatives. First quarter operating results did not include a material impact from average inventory accounting, which compares to a favorable impact in the fourth quarter of fiscal 2017 of $3 million and an adverse impact in the prior year first quarter of $2 million.

Cascade Steel and Scrap

Summary of Cascade Steel and Scrap Results
($ in millions, except selling prices)
	Quarter
	1Q18	1Q17	Change	4Q17	Change
Steel revenues	$80	$53	53%	$88	(8)%
Recycling revenues	$10	$13	(29)%	$17	(45)%
Total revenues	$90	$66	36%	$105	(14)%

Operating income (loss)(1)	$8	$(3)	NM	$8	6%

Adjusted operating income (loss)(2)	$8	$(2)	NM	$7	18%

Finished steel average net sales price ($/ST)(3)	$599	$492	22%	$565	6%
Finished steel sales volumes (000s ST)	127	101	26%	147	(14)%

Rolling mill utilization	95%	65%	46%	95%	—%

(1) Operating income (loss) does not include the impact of restructuring charges and other exit-related activities.
(2) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(3) Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
NM = Not Meaningful

Sales Volumes: Finished steel sales volumes in the first quarter increased 26% from the prior year first quarter. Sequentially, finished steel sales volumes decreased 14% primarily due to seasonally lower demand.

Pricing: Average net sales prices for finished steel products increased 6% sequentially and 22% from the prior year first quarter, primarily reflecting the impact of higher raw material prices and reduced pressure from low-priced rebar steel imports.

Margins: Operating income for the first quarter of fiscal 2018 was $8 million, an improvement of $11 million from the prior year first quarter. The improved year-over-year performance reflected higher finished steel sales volumes and average selling prices, increased utilization, and benefits to finished steel margins from lower levels of rebar imports. The first quarter also included the benefit of additional internal synergies and productivity initiatives resulting from the recent integration of our steel manufacturing and Oregon metal recycling operations. First quarter results were consistent sequentially, as operating margin improvements resulting from higher average selling prices and lower levels of rebar imports were offset by the impact of seasonally lower sales volumes.

Corporate Items

In the first quarter of fiscal 2018, consolidated financial performance included Corporate expense of $17 million, an increase of $8 million from the prior year first quarter, primarily driven by the recognition of a legacy environmental liability of $4 million and higher incentive compensation accruals from improved operating performance.

Total debt of $185 million at the end of the first quarter of fiscal 2018 was $40 million higher than at the end of fiscal 2017, and debt, net of cash was $176 million (refer to Non-GAAP Financial Measures provided after the financial statements in this document). The increase in debt was driven primarily by negative operating cash flow of $16 million, as positive cash flows associated with improved profitability were more than offset by an increase in net working capital in the higher price and volume environment and by the timing of payment of incentive compensation earned in fiscal 2017. The Company returned capital to shareholders through its 95th consecutive quarterly dividend.

The Company’s effective tax rate was an expense of 24% in the first quarter which was lower than the federal statutory rate primarily due to the Company’s full valuation allowance positions partially offset by increases in deferred tax liabilities and anticipated timing of utilization of net operating losses during the current fiscal year.

Analysts’ Conference Call: First Quarter of Fiscal 2018

A conference call and slide presentation to discuss results will be held today, January 9, 2018, at 11:30 a.m. EST hosted by Tamara Lundgren, President and Chief Executive Officer, and Richard Peach, Senior Vice President, Chief Financial Officer, and Chief of Corporate Operations. The call and the slides will be webcast and accessible on the Company’s website at www.schnitzersteel.com.

Summary financial data is provided in the following pages. The slides and related materials will be available prior to the call on the website.

SCHNITZER STEEL INDUSTRIES, INC.
FINANCIAL HIGHLIGHTS
(in thousands)
(Unaudited)

	For the Three Months Ended
	November 30, 2017	August 31, 2017	November 30, 2016

REVENUES:

Auto and Metals Recycling:
Ferrous revenues	$254,983	$248,856	$157,178
Nonferrous revenues	110,343	111,881	84,386
Retail and other revenues	32,728	32,570	30,209
Total Auto and Metals Recycling revenues	398,054	393,307	271,773

Cascade Steel and Scrap:
Steel revenues	80,446	87,915	52,596
Recycling revenues	9,538	17,334	13,427
Total Cascade Steel and Scrap revenues	89,984	105,249	66,023
Intercompany sales eliminations	(4,759)	(4,298)	(3,635)
Total revenues	$483,279	$494,258	$334,161

OPERATING INCOME (LOSS):

AMR operating income	$35,172	$23,992	$12,606
CSS operating income (loss)	$8,476	$8,019	$(2,628)
Consolidated operating income	$26,423	$22,108	$587

Adjusted AMR operating income(1)	$34,755	$24,435	$12,467
Adjusted CSS operating income (loss)(1)	8,388	7,085	(2,227)
Adjusted segment operating income(1)(2)	43,143	31,520	10,240
Corporate expense	(16,644)	(10,107)	(8,982)
Intercompany eliminations	(481)	294	(208)
Adjusted operating income(1)	26,018	21,707	1,050
Other asset impairment charges (recoveries), net	88	74	(401)
Restructuring charges and other exit-related activities	(100)	(90)	(201)
Recoveries related to the resale or modification of certain previously contracted shipments	417	417	139
Total operating income	$26,423	$22,108	$587

(1) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2) Segment operating income does not include the impact of restructuring charges and other exit-related activities.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	For the Three Months Ended
	November 30, 2017	August 31, 2017	November 30, 2016
Revenues	$483,279	$494,258	$334,161
Cost of goods sold	406,251	430,703	295,892
Selling, general and administrative	51,043	41,805	37,492
(Income) from joint ventures	(450)	(374)	(412)
Other asset impairment charges (recoveries), net	(88)	(74)	401
Restructuring charges and other exit-related activities	100	90	201
Operating income	26,423	22,108	587
Interest expense	(2,059)	(2,112)	(1,741)
Other income (loss), net	849	(561)	437
Income (loss) from continuing operations before income taxes	25,213	19,435	(717)
Income tax (expense) benefit	(5,957)	(586)	62
Income (loss) from continuing operations	19,256	18,849	(655)
Loss from discontinued operations, net of tax	(35)	(114)	(53)
Net income (loss)	19,221	18,735	(708)
Net income attributable to noncontrolling interests	(857)	(500)	(618)
Net income (loss) attributable to SSI	$18,364	$18,235	$(1,326)

Net income (loss) per share attributable to SSI:
Basic:
Income (loss) per share from continuing operations attributable to SSI	$0.66	$0.66	$(0.05)
Loss per share from discontinued operations attributable to SSI	—	—	—
Net income (loss) per share attributable to SSI	$0.66	$0.66	$(0.05)
Diluted:
Income (loss) per share from continuing operations attributable to SSI	$0.64	$0.65	$(0.05)
Loss per share from discontinued operations attributable to SSI	—	—	—
Net income (loss) per share attributable to SSI(1)	$0.64	$0.64	$(0.05)

Weighted average number of common shares:
Basic	27,695	27,650	27,372
Diluted	28,662	28,409	27,372
Dividends declared per common share	$0.1875	$0.1875	$0.1875

(1) May not foot due to rounding.

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

1Q18
SSI Total Volumes(1)
Total ferrous volumes (LT)	912,145
Total nonferrous volumes (000s LB)	141,046
Auto and Metals Recycling
Ferrous selling prices ($/LT)(2)
Domestic	$259
Export	$306
Average	$292
Ferrous sales volume (LT)
Domestic	237,464
Export	559,154
Total	796,618

Nonferrous average price ($/LB)(2)(3)	$0.73
Nonferrous sales volume (000s LB)(3)	129,137
Car purchase volume (000s)(4)	108
Auto stores at end of quarter	53
Cascade Steel and Scrap
Finished steel average sales price ($/ST)(2)	$599
Sales volume (000s ST)
Rebar	84,243
Coiled products	40,928
Merchant bar and other	2,049
Finished steel products sold	127,220

Rolling mill utilization(5)	95%

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)
					Fiscal
	1Q17	2Q17	3Q17	4Q17	2017
SSI Total Volumes(1)
Total ferrous volumes (LT)	833,889	852,036	951,230	990,516	3,627,671
Total nonferrous volumes (000s LB)	136,057	122,554	161,832	164,342	584,785
Auto and Metals Recycling
Ferrous selling prices ($/LT)(2)
Domestic	$169	$237	$263	$257	$236
Export	$203	$252	$255	$263	$244
Average	$194	$247	$258	$262	$242
Ferrous sales volume (LT)
Domestic	197,255	220,975	291,227	238,930	948,387
Export	519,510	518,200	534,164	625,168	2,197,042
Total	716,765	739,175	825,391	864,098	3,145,429

Nonferrous average price ($/LB)(2)(3)	$0.58	$0.64	$0.65	$0.64	$0.63
Nonferrous sales volume (000s LB)(3)	125,817	114,275	150,356	150,343	540,791
Car purchase volume (000s)(4)	94	96	108	113	411
Auto stores at end of quarter	52	52	53	53	53
Cascade Steel and Scrap
Finished steel average sales price ($/ST)(2)	$492	$517	$545	$565	$534
Sales volume (000s ST)
Rebar	73,903	69,136	84,166	96,323	323,528
Coiled products	23,934	34,371	54,629	48,349	161,283
Merchant bar and other	3,038	2,482	2,426	2,759	10,705
Finished steel products sold	100,875	105,989	141,221	147,431	495,516

Rolling mill utilization(5)	65%	89%	85%	95%	83%

(1) Ferrous and nonferrous volumes sold externally by AMR and CSS and delivered to our steel mill for finished steel production.
(2) Price information is shown after a reduction for the cost of freight incurred to deliver the product to the customer.
(3) Excludes PGM metals in catalytic converters.
(4) Cars purchased by auto stores only.
(5) Rolling mill utilization is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	November 30, 2017	August 31, 2017
Assets
Current assets:
Cash and cash equivalents	$9,194	$7,287
Accounts receivable, net	144,578	138,998
Inventories	216,365	166,942
Other current assets	25,283	24,723
Total current assets	395,420	337,950

Property, plant and equipment, net	386,847	390,629

Goodwill and other assets	203,646	205,176

Total assets	$985,913	$933,755

Liabilities and Equity
Current liabilities:
Short-term borrowings	$657	$721
Other current liabilities	170,827	175,539
Total current liabilities	171,484	176,260

Long-term debt	184,225	144,403

Other long-term liabilities	78,587	75,599

Equity:
Total Schnitzer Steel Industries, Inc. ("SSI") shareholders' equity	547,184	533,586
Noncontrolling interests	4,433	3,907
Total equity	551,617	537,493
Total liabilities and equity	$985,913	$933,755

Non-GAAP Financial Measures

This press release contains performance based on adjusted net income (loss) and adjusted diluted earnings (loss) per share from continuing operations attributable to SSI and adjusted consolidated, AMR and CSS operating income (loss), which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided reconciliations of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that providing these non-GAAP financial measures adds a meaningful presentation of our results from business operations excluding adjustments for other asset impairment charges net of recoveries, restructuring charges and other exit-related activities, recoveries related to the resale or modification of certain previously contracted shipments, and income tax expense (benefit) allocated to these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. Adjusted operating results in fiscal 2015 excluded the impact of the resale or modification of the terms, each at significantly lower prices due to sharp declines in selling prices, of certain previously contracted bulk shipments for delivery during fiscal 2015. Recoveries resulting from settlements with the original contract parties, which began in the third quarter of fiscal 2016, are reported within selling, general and administrative expense in the quarterly statements of operations and are also excluded from the measures. Further, management believes that debt, net of cash is a useful measure for investors because, as cash and cash equivalents can be used, among other things, to repay indebtedness, netting this against total debt is a useful measure of our leverage. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

($ in millions)	Quarter
	1Q18	1Q17	4Q17
Consolidated operating income:
Operating income	$26	$1	$22
Other asset impairment charges (recoveries), net	—	—	—
Restructuring charges and other exit-related activities	—	—	—
Recoveries related to the resale or modification of certain previously contracted shipments	—	—	—
Adjusted consolidated operating income	$26	$1	$22

AMR operating income:
Operating income	$35	$13	$24
Other asset impairment charges	—	—	1
Recoveries related to the resale or modification of certain previously contracted shipments	—	—	—
Adjusted AMR operating income(1)	$35	$12	$24

CSS operating income (loss):
Operating income (loss)	$8	$(3)	$8
Other asset impairment charges (recoveries), net	—	—	(1)
Adjusted CSS operating income (loss)(1)	$8	$(2)	$7

(1) May not foot due to rounding.

Net income (loss) from continuing operations attributable to SSI
($ in millions)	Quarter
	1Q18	1Q17	4Q17
Net income (loss) from continuing operations attributable to SSI	$18	$(1)	$18
Other asset impairment charges (recoveries), net	—	—	—
Restructuring charges and other exit-related activities	—	—	—
Recoveries related to the resale or modification of certain previously contracted shipments	—	—	—
Income tax expense (benefit) allocated to adjustments(1)	—	—	—
Adjusted net income (loss) from continuing operations attributable to SSI	$18	$(1)	$18

(1) Income tax allocated to the aggregate adjustments reconciling Reported and Adjusted net income (loss) from continuing operations attributable to SSI is determined based on a tax provision calculated with and without the adjustments.

Diluted earnings (loss) per share from continuing operations attributable to SSI
($ per share)	Quarter
	1Q18	1Q17	4Q17
Diluted earnings (loss) per share from continuing operations attributable to SSI	$0.64	$(0.05)	$0.65
Other asset impairment charges (recoveries), net	—	0.01	—
Restructuring charges and other exit-related activities	—	0.01	—
Recoveries related to the resale or modification of certain previously contracted shipments	(0.01)	(0.01)	(0.01)
Income tax expense (benefit) allocated to adjustments(1)	—	—	—
Adjusted diluted earnings (loss) per share from continuing operations attributable to SSI(2)	$0.63	$(0.03)	$0.63

(1) Income tax allocated to the aggregate adjustments reconciling Reported and Adjusted diluted earnings (loss) per share from continuing operations attributable to SSI is determined based on a tax provision calculated with and without the adjustments.
(2) May not foot due to rounding.

Debt, net of cash
($ in thousands)
	November 30, 2017	August 31, 2017
Short-term borrowings	$657	$721
Long-term debt, net of current maturities	184,225	144,403
Total debt	184,882	145,124
Less: cash and cash equivalents	9,194	7,287
Total debt, net of cash	$175,688	$137,837

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in the United States with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company’s integrated operating platform also includes auto parts stores with approximately 5 million annual retail visits. The Company’s steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

Safe Harbor for Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “Company,” “Schnitzer,” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; the Company’s outlook, growth initiatives or expected results or objectives, including pricing, margins, sales volumes and profitability; strategic direction or goals; targets; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits and the impact of the recently enacted federal tax reform; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the cyclicality and impact of general economic conditions; instability in international markets; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; imbalances in supply and demand conditions in the global steel industry; the impact of goodwill impairment charges; the impact of long-lived asset and cost and equity method investment impairment charges; inability to sustain the benefits from productivity and restructuring initiatives; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; increases in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of consolidation in the steel industry; inability to realize expected benefits from investments in technology; freight rates and the availability of transportation; the impact of equipment upgrades, equipment failures and facility damage on production; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; environmental compliance costs and potential environmental liabilities; inability to obtain or renew business licenses and permits or renew facility leases; compliance with greenhouse gas emission laws and regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Stefano Gaggini, 503-265-6329
sgaggini@schn.com
or
Company Info:
www.schnitzersteel.com
ir@schn.com